Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

August 8, 2023

Peakstone Realty Trust
1520 E. Grand Avenue
El Segundo, California 90245

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of (a) the registration by the Company of an indeterminate aggregate public offering price of securities (collectively, the “Securities”), consisting of: (i) common shares of beneficial interest, par value $0.001 per share (“Common Shares”), of the Company, (ii) preferred shares of beneficial interest, par value $0.001 per share (“Preferred Shares”), of the Company, (iii) debt securities (“Company Debt Securities”) of the Company, (iv) depositary shares (“Depositary Shares”) of the Company, (v) warrants entitling the holders to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”), (vi) purchase contracts (“Purchase Contracts”), (vii) units comprised of two or more of the foregoing Securities (“Units”), (viii) debt securities (“OP Debt Securities”) of PKST OP, L.P., a Delaware limited partnership (the “OP”), and (ix) guarantees by the Company of OP Debt Securities (the “Guarantees”), each covered by the above-referenced Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company and the OP with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and (b) the registration of an indeterminate number of Common Shares (the “Shares”) which may be sold from time to time by the shareholders named under the caption “Selling Securityholders” in the Registration Statement.  The Shares may be issuable upon the conversion of common units of limited partnership interest (the “OP Units”) in the OP.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and the related form of prospectus, included therein in the form in which it will be transmitted to the Commission pursuant to the 1933 Act;

2. The Declaration of Trust of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Second Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

Peakstone Realty Trust
August 8, 2023

4. Resolutions (the “Resolutions”) adopted by the Board of Trustees of the Company (the “Board”) relating to, among other things, the registration and issuance of the Securities and the Shares, certified as of the date hereof by an officer of the Company;

5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6. A certificate executed by an officer of the Company, dated as of the date hereof; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. Upon the issuance of any Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

Peakstone Realty Trust
August 8, 2023

6. Upon the issuance of any Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Securities and (ii) Preferred Shares represented by Depository Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.

7. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

8. The issuance, and certain terms, of the Securities and the Shares to be issued by the Company from time to time will be authorized and approved by the Board, and, if applicable, a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws, the Registration Statement and the Resolutions (such approvals referred to herein as the “Trust Proceedings”).

9. Articles Supplementary classifying and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

10. The Securities will not be issued or transferred in violation of Article VII of the Declaration of Trust or any comparable provision in the Articles Supplementary creating any class or series of Preferred Shares.

11. Upon the issuance of any of the Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.

12. Any OP Units will be duly authorized and validly issued by the OP.

Peakstone Realty Trust
August 8, 2023

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2. Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Trust Proceedings relating to the Company Debt Securities, the issuance of the Company Debt Securities will be duly authorized.

5. Upon the completion of all Trust Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

6. Upon the completion of all Trust Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.

7. Upon the completion of all Trust Proceedings relating to the Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

8. Upon the completion of all Trust Proceedings relating to the Units, the issuance of the Units will be duly authorized.

9. Upon the completion of all Trust Proceedings relating to the Guarantees, the issuance of the Guarantees will be duly authorized.

10. Upon the completion of all Trust Proceedings relating to the Shares, the issuance of the Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Shares will be validly issued, fully paid and nonassessable.

Peakstone Realty Trust
August 8, 2023

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or the laws of any other state.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP